UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
June 5, 2023
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	Nasdaq Global Select Market
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on the Current Report on Form 8-K filed with the SEC on November 30, 2022, the Board of Directors (the “Board”) of 8x8 Inc. (the “Company”) appointed Kevin Kraus to serve as Interim Chief Financial Officer, effective as of November 30, 2022, and such disclosure is hereby incorporated by reference herein.

On June 5, 2023, the Board appointed Mr. Kraus as permanent Chief Financial Officer (“CFO”) of the Company. In connection with Mr. Kraus’s appointment as permanent CFO, the Company and Mr. Kraus entered into a promotion letter, dated as of June 5, 2023, which provides for the following compensation and benefits: (i) annual base salary of $420,000 per year, (ii) target cash bonus of 65% of his annual base salary, (iii) participation in the Company’s retirement, health and welfare, vacation and other benefit programs, (iv) an award of restricted stock units (“RSUs”), representing the right to acquire shares of the Company’s common stock valued at $1,105,500 with the actual number of RSUs to be determined by dividing the value of the RSUs by the greater of $5.00 or the trailing 20-trading-day average of the Company’s closing stock price prior to the date of grant, vesting over a three-year period, with one-third (1/3) of the total number of RSUs vesting on the first anniversary of the grant date, and the remaining two-thirds (2/3) of the RSUs vesting on a quarterly basis thereafter until fully vested, (v) and an award of performance share units (“PSUs”), representing the right to acquire shares of the Company’s common stock equal to the same number of RSUs, in three tranches over a four-year vesting period, with performance-based vesting terms as previously disclosed on the Current Report on Form 8-K filed with the SEC on May 31, 2023, and such disclosure is hereby incorporated by reference herein. Mr. Kraus will also continue to be eligible to receive benefits under the Company’s 2017 Executive Change-in-Control and Severance Policy, as amended and restated as of May 13, 2021.

The foregoing description of Mr. Kraus’s promotion letter does not purport to be complete and is qualified in its entirety by reference to the full text of the promotion letter, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference herein.

The Company will also enter into its standard form of indemnification agreement with Mr. Kraus, the form of which is filed as Exhibit 10.3 to the Company’s Form 10-Q filed on August 3, 2015. The Company will also provide reasonable directors’ and officers’ insurance coverage for Mr. Kraus on terms at least as favorable as any coverage provided to other officers and directors of the Company.

Mr. Kraus does not have any family relationships with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on June 6, 2023, announcing the changes to the Company’s executive leadership team as described herein. The press release making this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1	CFO Promotion Letter, dated June 5, 2023, by and between 8x8, Inc. and Kevin Kraus
99.1	Press Release, dated June 6, 2023
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2023

8x8, Inc.

By: /s/ Laurence Denny
Laurence Denny
Chief Legal Officer & Corporate Secretary